Exhibit 99.1

JanOne Regains Compliance with Nasdaq’s Listing Requirements
March 15, 2024

Las Vegas, March 15, 2024 (GLOBE NEWSWIRE) -- JanOne (Nasdaq: JAN), the biopharmaceutical company focused on developing non-addicting painkillers and novel treatments for the causes of pain, today announced that on March 13, 2024 it received a notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market Inc. (“Nasdaq”) indicating that the Company had regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Minimum Bid Price Requirement”).
As previously announced, the Company received a notification letter from Nasdaq on September 11, 2023, indicating that the closing bid price per share had been below $1.00 for a period of 30 consecutive business days and that the Company did not meet the Minimum Bid Price Requirement.
Nasdaq has determined that for the last 10 consecutive business days, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Staff informed the Company that it has regained compliance with Listing Rule 5550(a)(2) and that this matter is closed.
About JanOne Inc. — JanOne is a unique Nasdaq-listed company offering innovative, actionable solutions intended to help end the opioid crisis. JanOne is dedicated to funding resources toward innovation, technology, and education to find a key resolution to the national opioid epidemic, which is one of the deadliest and most widespread in the nation's history. Its drugs in the clinical trial pipeline have shown promise for their innovative targeting of the causes of pain as a strategic option for physicians averse to exposing patients to addictive opioids.
Please visit www.janone.com for additional information.
Forward Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the statements that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect JanOne’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by JanOne, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause JanOne’s actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission

(the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in JanOne’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and JanOne does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. JanOne cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.
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